KEYSTONE FINANCIAL, INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2000


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                                       ii




                            KEYSTONE FINANCIAL, INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I              OBJECTIVES                                           1

 Section 1.01  Objectives                                                   1
 Section 1.02  Application of this Amended and Restated Plan                1

ARTICLE II             DEFINITIONS                                          2

 Section 2.01  Definitions                                                  2

ARTICLE III            ADMINISTRATION OF THE PLAN                           4

 Section 3.01  Committee and Agents                                         4
 Section 3.02  Rules and Regulations                                        4
 Section 3.03  Quorum                                                       4
 Section 3.04  Plan Interpretation                                          4
 Section 3.05  Notice of Participation                                      4
 Section 3.06  Costs                                                        4
 Section 3.07  Unsecured Creditor                                           4
 Section 3.08  Authority of Board and Committee                             4
 Section 3.09  Amended, Modification or Termination                         5
 Section 3.10  Claim and Appeal Procedure                                   5

ARTICLE IV             PARTICIPATION ELIGIBILITY                            7

 Section 4.01  Designation of Groups                                        7
 Section 4.02  Participants                                                 7
 Section 4.03  New Participating Entities                                   7
 Section 4.04  Termination of Employment                                    7
 Section 4.05  Death, Retirement, Disability, Leave of Absence or Transfer  7
 Section 4.06  Directors                                                    7

ARTICLE V              DETERMINATION OF INCENTIVE COMPENSATION AWARD
                                AND DISCRETIONARY BONUS                     8

 Section 5.01  Required Financial Performance Levels                        8
 Section 5.02  Performance Criteria                                         8
 Section 5.03  Determination of Salary Percentage
                and Allocation of Performance Criteria                      8
 Section 5.04  Determination of Incentive Compensation Award                9
 Section 5.05  Determination of Discretionary Bonus                         9

ARTICLE VI             PAYMENT TO PARTICIPANTS AND DEFERRALS               10

 Section 6.01  Timing of Payment                                           10
 Section 6.02  Payment in Common Stock                                     10
 Section 6.03  Deferral of Payment                                         11
 Section 6.04  Beneficiary Designation                                     11
 Section 6.05  Deferral Account                                            11
 Section 6.06  Deemed Investment Elections                                 12
 Section 6.07  Payment of Deferred Amounts                                 13
 Section 6.08  Amount of Deferred Payment                                  13
 Section 6.09  Automatic Cash Out                                          13
 Section 6.10  Hardship Withdrawal                                         14
 Section 6.11  Tax Withholding                                             14

ARTICLE VII            MISCELLANEOUS PROVISIONS                            15

 Section 7.01  No Recourse                                                 15
 Section 7.02  Expense                                                     15
 Section 7.03  Merger or Consolidation                                     15
 Section 7.04  Legal Costs                                                 15
 Section 7.05  Gender and Number                                           15
 Section 7.06  Construction                                                15
 Section 7.07  Non-alienation                                              15
 Section 7.08  No Employment Rights                                        16
 Section 7.09  Minor or Incompetent                                        16
 Section 7.10  Illegal or Invalid Provision                                16

APPENDIX A                 PARTICIPATING EMPLOYERS                         A-1



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                                       16

                                    ARTICLE I

                                   OBJECTIVES

         Section 1.01 - Objective.  The Executive  Incentive  Compensation  Plan
(Plan) is designed to achieve the following objectives:

(a) Increase the profitability and growth of Keystone Financial in a manner which is consistent with the goals of Keystone, its stockholders and its associates.

(b) Provide executive compensation which is competitive with other bank holding companies and banks and provide the potential for payment of meaningful cash awards.

(c) Attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities.
(d) Motivate and reward those members of management who contribute to the success of Keystone.
(e) Allow the flexibility which permits revision and strengthening from time to time to reflect changing organizational goals and objectives.

         The intent of this Plan, which is effective as of January 1, 2000, is profit enhancement through quality performance.

         Section 1.02 - Application of this Amended and Restated Plan. The amended and restated Plan set forth herein is generally effective as of January 1, 2000. This Plan was formerly referred to as the Keystone Financial, Inc. Management Incentive Compensation Plan and was restated as the Executive Incentive Compensation Plan effective January 1, 2000. To the extent there is any inconsistency between this amended and restated Plan and a Deferral Election filed with the Committee, or the time of payment provisions of the prior Plan, with respect to deferred Incentive Compensation Awards for Award Years which began prior to January 1, 1994, the Deferral Election or prior Plan time of payment provisions shall control.


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                                   ARTICLE II

                                   DEFINITIONS

         Section 2.01 - Definitions. As used herein, the following words and phrases shall have the meanings below, unless the context clearly indicates otherwise:

(a) "Associate" shall mean any individual employed and classified by Keystone or a Participating Entity as a common-law employee. The term "Associate" shall not include any independent contractor engaged by Keystone or a Participating Entity, even if reclassified by Keystone, a Participating Entity or the Internal Revenue Service (or other governmental authority or court of law) as a common-law employee, for any period prior to the date the reclassification is made regardless of the effective date of the reclassification.

(b)           "Award  Year"  shall  mean  a  calendar year beginning on or after
              January 1, 2000.
(c) "Beneficiary" shall mean the person or persons, natural or legal, designated in writing by the Participant to receive any benefits under the Plan which may become payable in the event of the Participant's death or, if none is designated or surviving at the time of the Participant's death, the Participant's surviving spouse shall be the Beneficiary or, if there is no surviving spouse, then the estate of the Participant shall be the Beneficiary.

(d)           "Board" shall mean the Board of Directors of Keystone.

(e)           "Committee" shall mean the Human Resources Committee of the Board.

(f) "Deferral Account" shall mean the bookkeeping account established on the books and records of Keystone or a Participating Entity, as applicable, for a Participant to reflect the deferred Incentive Compensation Award credited to the Participant for an Award Year and adjustments thereto under the various provisions of the Plan. The use of the term Deferral Account shall not mean, under any circumstances, that a Participant or Beneficiary, or the Participant's estate, shall have title to any specific assets of Keystone or a Participating Entity.

(g) "Deferral Election" shall mean the written notice in the form prescribed by the Committee or its delegate, filed with the
              Committee,   which   indicates   the   portion  of  an   Incentive
              Compensation Award which the Participant elects to defer in accordance with the terms of the Plan. No Deferral Election shall be effective until it is received and acknowledged by the Committee or its delegate.

(h) "Disability" shall mean the total and permanent disability of a Participant, as defined by any Long-Term Disability Plan, maintained by Keystone or a Participating Entity which is applicable to the Participant, as in effect at the time of determination.

(i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(j) "Fair Market Value" shall mean the fair market value of one share of Keystone Financial, Inc. Common Stock as determined pursuant to Section 6.02.

(k) "Financial Performance" shall mean the financial performance of Keystone and/or a Participating Entity as determined from time to time by the Committee or its delegate.

(l) "Group" shall mean the group to which a Participant is assigned in accordance with Section 4.01.

(m) "Incentive Compensation Award" shall mean the dollar amount of compensation awarded to the Participant for an Award Year as determined under Article V of the Plan.
(n)           "Keystone" shall mean Keystone Financial, Inc.

(o) "Participant" shall mean an Associate who has been designated by the Committee to be a participant in the Plan in accordance with
              Section 3.05, and only for as long as such designation remains in effect.



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(p)          "Participating Entity" shall mean Keystone and any other subsidiary of Keystone, affiliate bank of Keystone, or other affiliated entity of Keystone, which elects to participate in the Plan with respect to its Associates and is approved by the Board or the Committee to participate in the Plan, with such status as a Participating Entity and participation in the Plan ceasing automatically on the date the subsidiary of affiliate ceases to be a subsidiary or affiliate of Keystone. The participating entities from time to time are listed on Appendix A attached hereto and as amended from time to time.

(q) "Plan" shall mean the Keystone Financial, Inc. Executive Incentive Compensation Plan, amended and restated effective January 1, 2000, as set forth herein, and as it may be amended from time to time hereafter.

(r) "Salary" shall mean the Participant's base salary from Keystone or a Participating Entity.



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                                   ARTICLE III

                           ADMINISTRATION OF THE PLAN

         Section 3.01 - Committee and Agents. Full power and authority to administer the Plan shall be vested in the Committee. The Committee may appoint a secretary who may, but need not be, a member of the Committee. The Committee may also employ such other agents as it deems appropriate to assist it with the administration of the Plan.

         Section 3.02 - Rules and Regulations. The Committee shall, from time to time, establish rules, forms and procedures of general application for the administration of the Plan.

         Section 3.03 - Quorum. A majority of the members of the Committee shall constitute a quorum for purposes of transacting business relating to the Plan. The acts of a majority of the members present (in person, or by conference telephone ) at any meeting of the Committee at which there is a quorum shall be valid acts of the Committee. Acts reduced to and approved unanimously in writing by all the Committee members shall also be valid acts.

         Section 3.04 - Plan Interpretation. The Committee shall have the full power and authority to construe and interpret the Plan, and make all determinations of Incentive Compensation Awards under the Plan, approve all Associates who are to participate in the Plan, determine the Group to which a Participant is assigned under Section 4.01, and determine all facts and other issues relating to claims and appeals under the Plan.

         Section 3.05 - Notice of Participation. The Committee shall send a written notice, in the form prescribed by the Committee or its delegate, informing the Associate that he or she has been selected to be a Participant in the Plan and specifying the period for which such designation is to remain in effect, and the group to which the Participant is assigned. No Associate shall have the right to become a Participant and shall not be a Participant until the date specified in the notice. Furthermore, being designated a Participant does not guarantee an Associate that an Incentive Compensation Award will be earned or that such Associate will be permitted to defer receipt of an Incentive Compensation Award pursuant to Section 6.05.

         Section  3.06  -  Costs.  All  costs  and  expenses   involved  in  the
administration  of the Plan  shall be borne  by  Keystone  or the  Participating
Entity.

         Section 3.07 - Unsecured Creditor. The Plan constitutes a mere promise by Keystone or the Participating Entity to make benefit payments in the future. Keystone's and the Participating Entities' obligations under the Plan shall be an unfunded and unsecured promise to pay. Keystone and the Participating Entities shall not be obligated under any circumstances to fund their respective financial obligations under the Plan. Any of them may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under ERISA, or the Internal Revenue Code of 1986, as amended, and provided, further, that any trust created by Keystone or a Participating Entity and any assets held by such trust to assist Keystone or the Participating Entity in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor. The Participants and their Beneficiaries shall have the status of, and their rights to receive payments of earned Incentive Compensation Awards shall be no greater than the rights of, general unsecured creditors of Keystone or the applicable Participating Entity.

         Section 3.08 - Authority of Board and Committee. Any determination or action of the Committee or the Board and the records of the Committee shall be final, conclusive and binding on all participants and Beneficiaries, and their beneficiaries, heirs, personal representatives, executors and administrators, and upon Keystone, the Participating Entities and all other persons having or claiming to have any right or interest in or under the Plan. No Participant shall participate in any decision of the Board or the Committee which directly or indirectly affects the Participant's Deferral Election or Deferral Account.

         Section 3.09 - Amended, Modification or Termination. The Board, in its sole discretion, may amend, modify or terminate the Plan at any time and from time to time, provided that no such amendment, modification, or termination shall reduce the Participant's or Beneficiary's vested interest in the Deferral Account as of the day before any such amendment, modification or termination, unless consented to by the affected Participant or by the Beneficiary if the Participant is deceased.

         Section 3.10 - Claim and Appeal Procedure.

     (a) In the event of a claim by a Participant or a Participant's Beneficiary for or in respect of any benefit under the Plan or the method of payment thereof, such Participants or Beneficiary shall present the reason for his claim in writing to the Committee, in c/o Keystone HR Compensation, Harrisburg, or such other person or entity designated and communicated by the Committee. The Committee shall within ninety (90) days after the receipt of such written claim, send written notification to the Participant or Beneficiary as to its disposition, unless special circumstances require an extension of time for process- ing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

          In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provision on which the denial is based, provide an explanation of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the Participant or Beneficiary may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with paragraph (b) below.

     (b) In the event a Participant or Beneficiary wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Committee, in c/o Keystone HR Compensation, Harrisburg, or such other person or entity designated and communicated by the Committee, within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in paragraph (a) above). Such Participant or Beneficiary (or his duly authorized representative) may, upon written request to the Committee, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred and twenty (120) days after such receipt), the Committee shall notify the Participant or Beneficiary of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

     (c) If a Participant or Beneficiary does not follow the procedures set forth in paragraphs (a) and (b) above, he shall be deemed to have waived his right to appeal benefit determinations under the Plan. In addition, the decisions, actions and records of the Committee shall be conclusive and binding upon Keystone, the Participating Entities and all persons having or claiming to have any right or interest in or under the Plan.

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                                   ARTICLE IV

                             PARTICIPANT ELIGIBILITY

         Section 4.01 - Designation of Groups. An Associate who is designated by the Committee as a Participant for an Award Year shall be a member of a Group, as determined from time to time by the Committee or its delegate. With respect to a Participant who moves from one Group to another during an Award Year, such Participant shall be treated as a member of each Group for the period of time in that Group during the Award Year and the Participant's actual Salary for the period in each Group shall be used to calculate the Incentive Compensation Award applicable for the period of time in each Group.

         Section  4.02 -  Participants.  Except as  otherwise  provided  in this
Section 4.02, an Associate who is not a Participant as of the first day of an Award Year shall not be a Participant for that Award Year. A new Associate of Keystone or a Participating Entity hired during an Award Year, and an Associate promoted to a Group during the Award Year who was not a Participant at the beginning of the Award Year, may become a Participant during an Award Year and participate in the Plan for such Award Year on a pro-rata basis.

         Section 4.03 - New Participating Entities. Except as otherwise provided in this Section 4.03, a Participating Entity may only join the Plan as of the first day of an Award Year. An entity which becomes a subsidiary, affiliate bank, or other affiliate of Keystone during an Award Year or for other reasons is not participating in the Plan at the beginning of the Award Year may become a Participating Entity during an Award Year and participate in the Plan for such Award Year on a pro-rata basis, or other basis specified by the Committee, if the Participating Entity joins the Plan effective not later than six (6) months after the beginning of the Award Year. Notwithstanding the above, the Committee, in its sole discretion, may provide in writing that a Participating Entity shall join the Plan more than six (6) months after the beginning of an Award Year and shall specify in such writing the basis on which the Participating Entity's Participants shall be eligible for an Incentive Compensation Award for the first Award Year.

         Section 4.04 - Termination of Employment. A Participant who voluntarily or involuntarily terminates employment with Keystone and all Participating Entities prior to the end of an Award Year will forfeit any right to an Incentive Compensation Award for the Award Year during which termination occurs, except as otherwise provided in Section 4.05 below or as otherwise determined by the Committee or its delegate.

         Section 4.05 - Death, Retirement, Disability, Leave of Absence or Transfer. If, during an Award Year, a Participant dies, retires, terminates employment because of Disability, is granted a leave of absence, or is transferred to a non-Participating Entity or out of all Groups, the Committee may, at its discretion or under such uniform rules as it may prescribe, make a partial or full Incentive Compensation Award to the Participant for the Award Year.

         Section 4.06 - Directors. A member of the Board who is not an Associate in one of the Groups may not participate in the Plan.


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                                    ARTICLE V

      DETERMINATION OF INCENTIVE COMPENSATION AWARD AND DISCRETIONARY BONUS

         Section 5.01 - Required Financial Performance Levels. In order for an Incentive Compensation Award to be made for an Award Year, the following performance levels must be met:

(a) The minimum level of Financial Performance established by the Committee for an Award Year for Keystone or a Participating Entity must be met before any Incentive Compensation Award based on Keystone's or such Participating Entity's Financial Performance can be made.

(b) Keystone's Financial Performance for the Award Year must be at least two-thirds (or such other percentage established by the Committee) of the minimum level of Financial Performance established for Keystone under (a) above.

(c) The Committee shall establish from time to time and communicate to Participants the minimum performance rating required and the minimum, maximum and other intermediate percentages within the performance criteria established under Section 5.02 for purposes of calculating the Incentive Compensation Award for an Award Year; provided, however, that, notwithstanding any other provision of the Plan to the contrary, any Participant who receives less than the minimum performance rating on any performance appraisal report during an Award Year or has received a final written warning shall be ineligible for an Incentive Compensation Award for that Award Year.

         Section 5.02 - Performance Criteria.
         -----------------------------------

(a) The Incentive Compensation Award for a Participant may be calculated in part on the basis of Keystone's Financial Performance and in part on the basis of the Financial Performance of the Participating Entity who employs the Participant.

(b) Effective beginning with the 1994 Award Year, in addition to the Financial Performance criteria referred to in paragraph (a) above, the Incentive Compensation Award for a Participant may be calculated in part based on the Participant's individual performance and/or performance of the Participant's job unit, the levels of which will be measured by general criteria (e.g., revenues, margins, cost management, quality, customer service, etc.) and in part may consist of a discretionary piece based on the Participant's individual performance measured by personal behavioral criteria (e.g. attitude, teamwork, etc.). Guidelines for determining the requirements for achieving the various performance levels will be developed by the Committee or its delegate and communicated to Participants from time to time during the Award Year.

(c) The Committee may, in its sole discretion, change or eliminate the performance criteria referred to in paragraphs (a) or (b) above, and may establish new or additional performance criteria, from time to time, provided that the applicable performance criteria are communicated to affected Participants.

         Section 5.03 - Determination of Salary Percentage and Allocation of Performance Criteria. The Committee shall determine and, itself or through its delegate, communicate to Participants from time to time the percentage of a Participant's Salary to be taken into account for purposes of determining a
Participant's Incentive Compensation Award for an Award Year. The Committee shall also determine and, itself or through its delegate, communicate to Participants the percentages of the performance criteria established under
Section 5.02 above which are applicable to Participants in each Group, and for this purpose may subdivide each Group into Keystone Participants and Participating Entity Participants, or such other subgroups as it may determine.

         Section 5.04 - Determination of Incentive Compensation Award. The amount of a Participant's Incentive Compensation Award for an Award Year, if any, shall be determined by the Committee or its delegate in accordance with the terms of the Plan and shall be communicated in writing to the Participants.

         Section 5.05 - Determination of Discretionary Bonus. The Committee may grant, from time to time in its sole discretion, a bonus to any Participant based on any criteria it determines. Such bonus, if specifically designated by the Committee as payable under this Plan, shall be subject to such provisions of the Plan as it shall specify; provided, however, that such bonus may not be subject to the provisions of Section 6.03 regarding elective deferrals or the provisions of Section 6.07 regarding the Participant's election of the form of payment.


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                                   ARTICLE VI

                      PAYMENT TO PARTICIPANTS AND DEFERRALS

         Section 6.01 - Timing of Payment. An Incentive Compensation Award for an Award Year shall be paid to the Participant, or in the case of death to the Participant's Beneficiary, on or before June 15th of the next year, unless the Participant has made an election to defer receipt until a later date by filing a Deferral Election with the Committee which is effective for the Award Year in accordance with Section 6.04.

         Section 6.02 - Payment in Common Stock. At the discretion of the committee which administers the Keystone Financial, Inc. 1992 Stock Incentive Plan ( the "SIP Committee") or any similar plan in effect from time to time ( the "SIP ") , Incentive Compensation Awards payable on or after January 1, 1994 under any Section of this Article VI may be paid in whole or in part in shares of Keystone Financial, Inc. Common Stock, provided, however, that with respect to Participants subject to Section 16 of the Securities Exchange Act of 1934, such shares must be paid in a manner consistent with the provisions of and as provided in the SIP. The number of shares of Common Stock to be paid would be determined by dividing the cash payment which would otherwise be made by the Fair Market Value on the date on which the payment is to be made. Any fractional share shall be paid in cash. A Participant shall be considered, on the date as of which Fair Market Value is determined for purposes of the stock distribution, as a shareholder of Keystone with respect to the shares to be distributed.

         For purposes of this Section 6.02, Fair Market Value is the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined, as quoted in The Wall Street Journal (or in such other reliable publication as the SIP Committee or its delegate, in its discretion, may determine to rely upon):

(a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date,

(b) if the Common Stock is not listed on the New York Stock Exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed, or

(c) if the Common Stock is not listed on any exchange referred to in paragraphs (a) or (b) above, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ").

         If there are no such sale price quotations for the date as of which Fair Market Value is to be determined, but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined in the manner described above in this Section 6.02.

                                       10

         If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 6.02 on the date as of which Fair Market Value is to be determined, the SIP Committee or its delegate shall in good faith determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         Section 6.03 - Deferral of Payment. A Participant who is determined by the Committee or its delegate to be in the group of Participants constituting a select group of management or highly compensated Associates of Keystone and Participating Entities for purposes of Title I of ERISA may elect to defer receipt of all or part (but not less than $1,000) of his or her Incentive Compensation Award for an Award Year, with payment of deferred amounts to be made following termination of employment or death as provided in Section 6.07. In order for a Deferral Election to be effective, a Participant must complete and file the appropriate forms provided the Committee, in accordance with procedures established by the Committee, prior to the beginning of the Award Year or not more than thirty (30) days from the date of becoming a Participant if after the beginning of an Award Year. A Deferral Election will be effective with respect to Incentive Compensation Awards attributable to services performed by the Participant after the election becomes effective and shall continue in effect for future Award Years until rescinded by the Participant in writing on a form provided by and delivered to the Committee prior to January 1 of the Award Year for which the recission is to be effective. Notwithstanding the foregoing, no election to defer an Incentive Compensation Award shall be effective for a Participant who has made a hardship withdrawal from the Keystone Financial 401(k) Savings Plan ( the "401(k) Plan") (a) for a period of 12 months from the date of such hardship withdrawal, if the hardship withdrawal has been made in reliance on Treasury Regulation Section 1.401(k) - 1(d)(2)(iv)(B) and the deferred Incentive Compensation Award would constitute an employee elective contribution or employee contribution under an employer plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) or any successor regulation or (b) for such other period as required for suspension of deferrals under this Plan pursuant to the provisions of the 401(k) Plan.

         Section 6.04 - Beneficiary Designation. A Participant may file with the Committee or its delegate a completed designation of Beneficiary Form as prescribed by the Committee or its delegate. Such designation may be made, revoked or changed by the Participant at any time before death or receipt of the balance of the Deferral Account, but such designation of Beneficiary will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, Keystone, the Participating Entities and the Board from all further obligations with respect to that payment.

         Section 6.05 - Deferral Account. The Committee shall cause a Deferral Account to be established and maintained only on the books of Keystone or the Participating Entity for each Participant who elects to defer payment of all or part of his or her Incentive Compensation Award pursuant to Section 6.03. Such account shall be credited with the portion of each Incentive Compensation Award deferred, adjusted quarterly as provided below, and shall be debited for any payment to the Participant or the Participant's Beneficiary. A separate subaccount within the Deferral Account shall be maintained for each Award Year with respect to which a Participant's Deferral Election provides for a number of installment payments which is different from the Participant's Deferral Election applicable to other Award Years, and as otherwise determined by the Committee.

(a) The amount in the Participant's Deferral Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter. The adjustment for earnings, gains or losses for each quarter shall be equal to the amount determined under (1) or (2) below as follows:

1) Moody's Long-Term Corporate Bond Rates. The total amount determined by multiplying (A) one hundred and five percent (105%) of the average of the Moody's Long-Term Corporate Bond Rates for the three (3) months in the preceding calendar quarter (current calendar quarter, effective January 1, 1994) divided by twelve, by (B) the balance in the Participant's Deferral Account as of the end of each month in the current quarter; or

2) Deemed Investment Options. The total amount determined by multiplying the rate earned (positive or negative by each fund available as described in (A) and (B) below (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for each month of the current calendar quarter by the portion of the balance in the Participant's Deferral Account as of the end of each such month, respectively, which is deemed to be invested in the fund pursuant to Section 6.06 below. Subject to elimination, modification, or addition by the Committee, the following shall be the funds available for the Participant's deemed investments pursuant to Section 6.06 below.

A. Keystone Financial, Inc. 401(k) Savings Plan Funds-These funds are the same funds as those available for investment from time to time under the Keystone Financial, Inc. 401(k) Savings Plan other than any fund which invests in Keystone Financial, Inc. stock.

B. Other Options - In addition to, or in lieu of, the investment options described in A. above,other funds may be established from time to time as determined by the Committee, and the Committee may provide any other form of investment option it determines to be advisable; provided, however, that such funds and options shall be made available and communicated to all Participants on a uniform basis.

         Section 6.06 - Deemed Investment Elections.
         ------------------------------------------

(a) The Participant shall designate, on a form provided by the Committee, the percentage, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Committee), of the deferred Incentive Compensation Award that is to be deemed invested in the available funds under Section 6.05(b), with the balance of the deferred Incentive Compensation Award to receive interest credit according to Section 6.05(a)(1) above. Said designation shall be effective on a date specified by the Committee or its delegate and remain in effect and apply to all subsequent deferred Incentive Compensation Awards until changed as provided below.

(b) A Participant may elect to change, on a calendar quarter basis, the deemed investment election under paragraph (a) above with respect to future deferred Incentive Compensation Awards among one or more of the options then available by written notice to the Committee, on a form provided by the Committee (or by voice or other form of notice permitted by the Committee), at least 30 days before the first day of the calendar quarter as of which the change is to be effective, with such change to be effective for amounts credited to the Deferral Account on or after the effective date.

(c) A Participant may elect to reallocate the balance of the Deferral Account, subject to any limitations imposed by the Committee or its delegate, on a calendar quarter basis, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Committee) among the deemed investment options then available. A Participant may make such an election by written notice to the Committee, on a form provided by the Committee (or by voice or other form of notice permitted by the Committee), at least 30 days before the first day of the calendar quarter as of which the transfer election is to be effective, with such transfer to be based on the value of the Deferral Account on the last day of the preceding quarter.

(d) The election of deemed investments among the options provided above shall be the sole responsibility of each Participant. Keystone, the Participating Entities, Associates, and Committee members are not authorized to make any recommendation to any Participant with respect to such election. Each Participant assumes all risk connected with any adjustment to the value of his Deferral Account. Neither the Committee, Keystone, nor the Participating Entities in any way guarantees against loss or depreciation.

(e) All payments from the Plan shall be made from the Participant's Deferral Account (or from the applicable subaccount) proportionately from each of the deemed investment funds in which the Deferral Account (or applicable subaccount) is invested at the time of the payment.

         Section 6.07 - Payment of Deferred Amounts.
         ------------------------------------------

(a) Deferred Incentive Compensation Awards shall be paid in a lump sum or annual installments, for a period not to exceed ten years, to the Participant as indicated on the Participant's Deferral Election form. The first payment to the Participant shall be made on March 1 (or of March 1 is not a business day, on the first proceeding business day) of the calendar year following the calendar year during which the Participant's termination of employ ment with Keystone and all Participating Entities occurs. For this purpose, termination of employment includes voluntary or involuntary termination of employment due to retirement or any other reason other than death, including disability, and shall be the date reflected on Keystone's or the Participating Entity's records as the Participant's termination date.

(b) In the event of the Participant's death prior to commencement of installment payments due under the Plan, the first installment payment to the Beneficiary shall be made shall be made on March 1 (or of March 1 is not a business day, on the first proceeding business day) of the calendar year following the calendar year during which the Participant's death occurs and shall be paid in the same form of payment as would have been applicable to the Participant had the Participant survived.

(c) In the event of the Participant's death after commencement of installment payments to the Participant but prior to full payment of the installments due, the remaining installments due under the Plan in respect of the Participant shall continue to the Beneficiary on the same basis as they would have been paid to the Participant. The first payment to the Beneficiary shall be made on the later of the date payment would otherwise be made or the last day of the second month following the month in which the Participant's death occurs and shall include all payments due to the Beneficiary following death and prior to the first payment.

(d) In the event the Participant's deferral account balance is less than $5,000 on the payment commencement date the balance of the account will be paid to the Participant or if applicable the designated Beneficiary in a single lump sum on that date, or within 30 days thereafter, in lieu of all payments which otherwise would be made under the Plan with respect to the Participant.

         Section 6.08 - Amount of Deferred Payment. If a lump sum payment is elected for a deferred Incentive Compensation Award for an Award Year, such payment shall be equal to the value of the Participant's Deferral Account as adjusted on the last day of the calendar quarter prior to the date the lump sum payment is to be made. If annual installments are elected as the payment method for a deferred Incentive Compensation Award, the amount of the first installment shall be calculated by dividing the lump sum value of the Participant's Deferral Account, as determined above, by the number of installments to be paid. Each later installment shall be determined on the same basis as the first installment except that the value shall be divided by the number of installments remaining to be paid. Amounts held pending distribution from the Plan shall continue to be credited with earnings, gains or losses on a quarterly basis pursuant to Section 6.05.

         Section 6.09 - Automatic Cash Out. The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of ERISA and is intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Keystone and Participating Entities and to qualify for the exclusions from Title I of ERISA which are provided for in Sections 201(2), 301(a)(3) and 401(a) (1) of ERISA. Notwithstanding any provision in this Plan to the contrary, in the event that the Department of Labor, or any other regulatory or other body, issues final regulations which provide, or a court issues a final determination, that the Plan does not qualify for any of such exclusions under ERISA, the Board may amend Section 6.03 of the Plan to change the deferral eligibility provisions, and the Committee or the Board may revoke the designation of all or some Employees as Participants for the current or future Award Years, and the Committee or the Board may take such other action as it determines to be appropriate in order for the Plan to qualify for such exclusions. In addition, Participants who are precluded from participating in the deferral provision of
Section 6.03 because of this Section 6.09 shall have the balance in their Deferral Account, determined as of the end of the preceding calendar quarter, plus the amount of any Incentive Compensation Award deferred during the current calendar quarter, distributed in a single lump sum as soon as practicable after it is determined that their deferrals should cease, and such Participant's Deferral Elections shall be void and of no further effect. Keystone, the Participating Entities, the Committee and the Board shall have no liability to any Participant who receives a distribution from the Plan or whose participation is otherwise affected by reason of this Section 6.09.

         Section 6.10 - Hardship Withdrawal. Notwithstanding the terms of any Deferral Election made by a Participant hereunder, the Committee may permit withdrawal of all or a portion of the amounts credited to a Participant's Deferral Account, upon the request of the Participant or the Participant's representative, or following the death of a Participant upon the request of a Participant's Beneficiary or such Beneficiary's representative, if the Committee determines that the Participant or Beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if an early hardship withdrawal were not permitted. The Participant or Beneficiary shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. Any withdrawal under this Section 6.10 shall be limited to the amount necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Participant has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the amount of the payment, in a single lump sum from the portion of the Deferral Account representing Award Years beginning on or after January 1,1994 with the longest number of installment payments being first, and then from the portion of the Deferral Account representing Award Years beginning prior to January 1, 1994 with the latest payment commencement dates first, and then from the portion of a Deferral Account, in each case in accordance with Section 6.06 (e).

         Section 6.11 - Tax Withholding. All Incentive Compensation Awards, whether or not deferred under the Plan, shall be subject to Federal income, FICA, and other tax withholding as required by applicable law. At the time that tax withholding is required, if an amount is payable in cash under the Plan to the Participant the amount of the required tax withholding shall be withheld from and reduce such cash payment. If , however, an amount is not then payable in cash or the cash payable under the Plan to the Participant is less than the required withholding, the Participant shall pay, by check or money order payable to Keystone or the Participant Entity employing the Participant, not later than the date such withholding is required, the amount of the required tax withholding or, at the sole election of Keystone or such Participating Entity, the amount of required tax withholding shall be withheld from their compensation or amounts payable to the Participant. The Participant shall hold Keystone or such Participating Entity harmless in acting to satisfy the withholding obligation in this manner.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01 - No Recourse. If the Financial Performance taken into account for determination of an Incentive Compensation Award is found to be incorrect by Keystone's independent certified public accountants at any time during the following calendar year and was more than the correct amount, there shall be no recourse by Keystone directly against any person or estate. However, Keystone shall have the right to correct such error by reducing by the entire excess amount any subsequent payments yet to be made under the Plan for all Award Years. Any underpayments as a result of such error in the Financial Performance taken into account shall be corrected within six (6) months after the accountants report the error to the Committee provided that the Committee confirms the error.

         Section 7.02 - Expense. For purposes of determining Financial Performance, Incentive Compensation Awards shall be treated as an expense for book purposes in the fiscal year of Keystone or the Participating Entity, as applicable, in which the Incentive Compensation Award is earned by a Participant, as opposed to subsequent fiscal year(s) during which the Incentive Compensation Award is paid, except as determined otherwise by the Committee or its delegate.

         Section 7.03 - Merger or Consolidation. All obligations for amounts earned but not yet paid under this Plan shall survive any merger, consolidation or sale of all or substantially all of Keystone's or a Participating Entity's assets to any entity, and be the liability of the successor to the merger or consolidation or the purchaser of assets, unless otherwise agreed to by the parties thereto.

         Section 7.04 - Legal Costs. A Participant will be reimbursed by Keystone ( or its successor) or the Participating Entity (or its successor) for any and all expenses incurred in successfully enforcing, by judgment of a court of competent jurisdiction and after all appeals have been exhausted, the Participant's right to receive payments under the terms of this Plan.

         Section 7.05 - Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine and vice versa. The singular shall include the plural and the plural shall include the singular whenever used herein unless the context requires otherwise.

         Section 7.06 - Construction. The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, to the extent not preempted by ERISA or other applicable Federal law. Titles of Articles and Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

         Section 7.07 - Non-alienation. Except as may be required by law, neither the Participant nor any Beneficiary shall have the right to , directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or Beneficiary hereunder, nor shall the Participant's or Beneficiary's rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any Beneficiary, or any legal process. Notwithstanding the foregoing, the Committee may in its sole discretion, recognize and establish procedures for administering a domestic relations or other family court order providing for the Plan to pay all or a portion of a Participant's Deferral Account to or for the benefit of a Participant's spouse, former spouse or children, provided that such order does not require the Plan to make payment prior to the time payment would otherwise be made to the Participant pursuant to the terms of the Plan as in effect from time to time and that it meets such other requirements as the Committee shall specify.

         Section 7.08 - No Employment Rights. Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment between Keystone or a Participating Entity and any Associate or Participant, as a guarantee or right of any Associate or Participant, or to future or continued employment with Keystone or a Participating Entity, or as a limitation on the right of Keystone or a Participating Entity to discharge any of its Associates with or without cause. Specifically, designation as a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

         Section 7.09 - Minor or Incompetent. If the Committee determines that any Participant or Beneficiary entitled to a payment under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause any payment thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge Keystone, the Participating Entities, the Plan, the Committee and the Board.

         Section 7.10 - Illegal or Invalid Provision. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

For the purposes of Section 2.01, the term "Participating Entity" includes the following as of January 1, 1993 and thereafter:

-------------------------------- -----------------------------------------------
                         Name                       Effective Date
-------------------------------- -----------------------------------------------
Keystone Financial, Inc.         January 1, 1993
-------------------------------- -----------------------------------------------
Frankford Bank, N.A.             January 1, 1994 until 1997 when merged into
                                 Keystone Bank, N.A.
-------------------------------- -----------------------------------------------
Keystone Bank, N.A.              January 1, 1997 until 1999 when merged into
                                 Keystone Financial Bank, N.A.
-------------------------------- -----------------------------------------------
Northern Central Bank            January 1, 1993 until 1999 when merged into
                                 Keystone Financial Bank, N.A.
-------------------------------- -----------------------------------------------
Mid-State Bank and Trust Company January 1, 1993 until 1999 when merged into
                                 Keystone Financial Bank, N.A.
-------------------------------- -----------------------------------------------
Pennsylvania National Bank       January 1, 1993 until 1999 when merged into
and Trust Company                Keystone Financial Bank, N.A.
-------------------------------- -----------------------------------------------
American Trust Bank, N.A.        January 1, 1994 until 1999 when merged into
                                 Keystone Financial Bank, N.A.
-------------------------------- -----------------------------------------------
Financial Trust Corporation      January  1, 1997 until 1999 when merged into
                                 Keystone Financial Bank, N.A..

-------------------------------- -----------------------------------------------
Keystone Financial               January 1, 1996
Mortgage Corporation
-------------------------------- -----------------------------------------------
Keystone National Bank           January 1, 1997 until 1999 when its assets were
                                 acquired by Keystone Financial Bank, N.A.
-------------------------------- -----------------------------------------------
Keystone Financial Bank, N.A.    January 1, 1999
-------------------------------- -----------------------------------------------


This Appendix A may be revised and replaced from time to time without formal amendment of the Plan, subject to signature by an elected officer of Keystone Financial, Inc.




------------------------------                 ----------------------
         Signature                                  Date Signed


Name and Officer Title of Signer

--------------------------------